UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015 (August 6, 2015)

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BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On August 6, 2015, the Board of Directors (the “Board”) of BankUnited, Inc. (the “Company”) unanimously elected the Honorable A. Gail Prudenti and Lynne Wines as members of the Board, effective August 6, 2015.  Judge Prudenti was also appointed to serve on the Board’s Nominating and Corporate Governance Committee and Ms. Wines was appointed to serve on the Board’s Audit and Risk Committee.  Judge Prudenti is retiring Chief Administrative Judge of the Courts of New York State.  She retired after 23 years on the bench in July to become executive director of Hofstra Law School’s Center for Children Families and the Law.  Ms. Wines served as President and Chief Executive Officer of First Southern Bank of Boca Raton, Florida and was responsible for all aspects of market and operations for the $1 billion state-wide commercial bank before its acquisition by Centerstate Bank in 2014.

There is no arrangement or understanding between Judge Prudenti or Ms. Wines and any other person pursuant to which Judge Prudenti or Ms. Wines was selected as a director, and there are no related party transactions between the Company and Judge Prudenti or Ms. Wines that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release of the Company announcing the election of Judge Prudenti and Ms. Wines as directors is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

99.1    Press release dated August 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2015	BANKUNITED, INC.

/s/ LESLIE LUNAK
	Name:	Leslie Lunak
	Title:	Chief Financial Officer